Exhibit 99.1

NEWS ANNOUNCEMENT	FOR IMMEDIATE RELEASE

NEXSTAR BROADCASTING GROUP REPORTS RECORD

SECOND QUARTER OPERATING RESULTS

- Record Net Revenue, Income from Operations, Broadcast Cash Flow,

and EBITDA for Second Quarter -

Irving, TX – August 8, 2007 - Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) today reported financial results for the quarter ended June 30, 2007.

Summary 2007 Second Quarter Highlights:

Net revenue for the quarter ended June 30, 2007 grew 6.5% to $68.7 million from $64.6 million in the second quarter of 2006. Income from operations was $13.4 million for the three months ended June 30, 2007 compared with $11.1 million in the quarter ended June 30, 2006. The Company reported a basic and diluted net loss per share of $0.05 for the three months ended June 30, 2007 compared to a basic and diluted net loss per share of $0.08 in the second quarter of 2006.

Gross local and national advertising revenues increased by 5.1% in the second quarter of 2007 compared with the second quarter of 2006. Broadcast cash flow rose 5.0% to $26.8 million in the second quarter of 2007 compared with $25.5 million in the second quarter of 2006. EBITDA totaled $23.6 million for the second quarter of 2007, an 8.5% increase over the second quarter of 2006, while free cash flow rose to $9.6 million in the second quarter of 2007, a 47% increase compared with the second quarter of 2006.

CEO Comment

Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc., commented, “The record second quarter revenue, BCF and EBITDA reflect organic growth, the benefit of our strategy to selectively expand our station portfolio through accretive transactions and our success in developing new revenue streams. The 6.5% second quarter net revenue gain drove an 8.5% EBITDA improvement, again highlighting the leverage in our operating model and the value of our focus on diversification, developing new revenue sources and managing costs. On a same-station basis, our 2007 second quarter net revenue rose 1.8%, while EBITDA increased 2.5%.

“In addition, we continue to generate incremental value through new, recurring sources of revenue such as retransmission consent agreements and new media initiatives which are supplementing the continued growth we are achieving with core ad sales. Impressively, these factors combined to overcome the significant benefit in last year’s second quarter results from political advertising and contributed to our ability to substantially exceed Nexstar’s second quarter guidance and consensus expectations.

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Nexstar Broadcasting Group Q2 2007 Results, 8/8/07

“Our platform building and revenue diversification strategies continue to gain momentum toward our goal of overcoming the ‘odd year/even year’ revenue disparity caused by political advertising. During the second quarter, total retransmission consent compensation and retransmission advertising revenue of $4.2 million rose approximately 31% over the same period last year. In addition, Nexstar is beginning to generate growing new media revenue with 2007 second quarter new media revenue growing about 244% over 2007 first quarter levels. We have transitioned our TV station websites into community portals ahead of schedule and given that 14 local station sites were launched during the second quarter, we are still only recording early stage contributions from what we expect to develop into another important revenue source.

“Nexstar’s high margin retransmission and new media initiatives are expected to be significant and growing contributors to Nexstar’s results on a going forward basis. Furthermore, Nexstar’s focus on local sales and local news leadership in our mid-sized markets support our expectations for continued leading revenue share in the majority of the markets in which we operate. During the second quarter new local direct billing totaled approximately $3.7 million, representing continued strength in bringing new advertisers to our platform.

“Finally, at June 30, 2007 Nexstar’s operating company leverage of 5.7x remained relatively constant with the 2006 year-end level and was well below our 7.0x bank covenant and the level of 7.35x at the end of last year’s second quarter. As with our revenue and operating results, we exceeded expectations for addressing leverage.

“Last week we announced that reflecting the difficult conditions in the financing markets Nexstar’s Board of Directors, in consultation with its financial advisor Goldman, Sachs & Co., has decided to suspend discussions with prospective acquirers of Nexstar. Nexstar continues to review other strategic corporate options to enhance shareholder value while simultaneously executing on its long-term core strategies for growth.

“Reflecting this approach, we recently announced that we would soon own, operate, program or provide services to 50 stations with more than one station in 18 of our 29 markets. We’ve generated record operating results in the first and second quarters of 2007 and maintained leverage ratios in 2007, a non-political year, at levels consistent with those at December 31, 2006. The Company expects significant financial growth in 2008 based on several factors including growing contributions from new revenue sources such as retransmission consent agreements and new media initiatives and the benefit of political advertising. We remain focused on taking actions which will contribute to the overall growth of shareholder value.”

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Nexstar Broadcasting Group Q2 2007 Results, 8/8/07

Same-Station Results

On a same-station basis, our 2007 second quarter net revenue was $65.7 million compared with $64.6 million in the second quarter of 2006, an increase of 1.8%, while EBITDA was $22.3 million, compared with $21.8 million in the same period of 2006, an increase of 2.5%. Same-station results exclude the operating results from WTAJ-TV, the CBS affiliate serving the Johnstown/Altoona, Pennsylvania market, and WLYH-TV, the CW affiliate serving the Harrisburg/Lancaster/Lebanon/York, Pennsylvania market, which were acquired on December 29, 2006. WLYH-TV is programmed by a third party under a time brokerage agreement that extends until 2015.

Outstanding Debt

The Company’s total debt at June 30, 2007 was $682.0 million, compared to $681.1 million at December 31, 2006. As of June 30, 2007 and December 31, 2006, total bank debt under Nexstar’s and Mission’s senior credit facilities was $364.4 million and $370.1 million, respectively. As defined per the Company’s credit agreement, consolidated total debt was $553.5 million at June 30, 2007, net of cash on hand of $8.8 million, which resulted in a leverage ratio of 5.7x, compared to a permitted leverage covenant of 7.0x. Covenants under the Company’s credit agreement exclude Nexstar Finance Holdings, Inc.’s 11.375% notes, which accreted to $119.7 million as of June 30, 2007.

Total interest expense in the second quarter of 2007 was $13.8 million, compared to $12.9 million for the same period in 2006. The increase is primarily attributable to higher interest rates and increased debt outstanding under the Company’s senior credit facilities primarily related to the December 29, 2006 acquisition of WTAJ-TV and WLYH-TV. Cash interest expense for the second quarter of 2007 was $10.1 million, compared to $9.6 million for the same period in 2006. Cash interest expense excludes non-cash interest expense related to amortization of debt financing costs and accretion of the discount on Nexstar’s 11.375% senior discount notes and 7% senior subordinated notes.

Pending Acquisition

On June 27, 2007, Mission Broadcasting, Inc. entered into a definitive agreement to acquire substantially all of the assets of KTVE-TV, the NBC affiliate serving the Monroe, Louisiana/El Dorado, Arkansas market for $7.7 million in cash from Piedmont Television Holdings, LLC. The acquisition, which is subject to FCC consent, is expected to close in the fourth quarter of 2007. Upon closing the purchase of KTVE-TV, Mission will enter into a joint sales agreement and shared services agreement with Nexstar-owned KARD-TV, the Fox affiliate in the market.

Summary 2007 Third Quarter Outlook

Nexstar today issued the following outlook for the three-month period ending September 30, 2007:

	Three Months Ended September 30,
2007 Third Quarter Estimates (in millions)	2007 Estimate	2006 Actual	Approximate Change
Net Revenue	$64.0 - $65.0	$63.6	0.6% - 2.2%
Station Operating Expenses	$41.5 - $42.0	$39.8	4.3% - 5.5%
Corporate Overhead	$3.2 - $ 3.4	$3.2	0.0% - 6.2%

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Nexstar Broadcasting Group Q2 2007 Results, 8/8/07

Net revenue is comprised of gross local, national and political advertising revenue, revenue related to retransmission agreements, trade and barter revenue, and other sources of revenue, less agency commissions. The Company’s expectation for net revenue growth for the three months ending September 30, 2007 assumes an insignificant amount of gross political revenue. In the quarter ended September 30, 2006, the Company recorded gross political advertising revenue of $6.3 million.

Station operating expenses include the direct expenses, trade and barter expense and program amortization costs associated with the operation of the Company’s television stations.

The Company’s financial outlook for the quarter ended September 30, 2007 is subject to, and could be affected by: economic developments, regulatory developments, the timing of any investments, dispositions or other transactions, and major news events, among other circumstances. Reference is made to the “Safe Harbor” statement regarding forward-looking comments at the end of this press release. While the Company may, from time to time, issue updated guidance, it assumes no obligation to do so.

Second Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. EDT today. Senior management will discuss the financial results and host a question and answer session. A live audio webcast of the call will be accessible to the public on Nexstar’s web site, www.nexstar.tv. A recording of the webcast will subsequently be archived on the site. The dial in number for the audio conference call is 800/311-0799 (719/457-2695 for international callers); no access code is needed. A replay of the call will be available through August 12, 2007 by dialing 888/203-1112 (719/457-0820 for International callers) and entering access code 1455186.

Definitions and Disclosures Regarding non-GAAP Financial Information

Broadcast cash flow is calculated as income from operations plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter) and loss on asset disposal, net minus broadcast rights payments.

EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), loss on asset disposal, net, and non-cash stock option expense, less payments for broadcast rights, cash interest expense, capital expenditures and net cash income taxes.

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Nexstar Broadcasting Group Q2 2007 Results, 8/8/07

Broadcast cash flow, EBITDA and free cash flow results are non-GAAP financial measures. Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business. For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group currently owns, operates, programs or provides sales and other services to 49 television stations in 29 markets in the states of Illinois, Indiana, Maryland, Missouri, Montana, Texas, Pennsylvania, Louisiana, Arkansas, Alabama and New York. Nexstar’s television station group includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW and reaches approximately 8.25% of all U.S. television households.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Matthew E. Devine	Joseph Jaffoni, Ratula Roy
Chief Financial Officer	Jaffoni & Collins Incorporated
Nexstar Broadcasting Group, Inc.	(212) 835-8500 or nxst@jcir.com
(972) 373-8800

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Nexstar Broadcasting Group Q2 2007 Results, 8/8/07

Nexstar Broadcasting Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Net revenue (1)	$68,729	$64,561	$130,783	$124,387

Operating expenses:
Station direct operating expenses, net of trade (exclusive of depreciation and amortization shown separately below)	16,915	15,884	33,763	31,674
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	18,612	16,996	35,864	34,157
Loss (gain) on asset exchange	(1,035)	—	(1,035)	—
Loss (gain) on asset disposal, net	(242)	16	(90)	80
Trade and barter expense	4,426	4,272	9,364	9,002
Corporate expenses	3,175	3,752	6,221	6,969
Amortization of broadcast rights, excluding barter	1,966	1,887	4,228	3,983
Amortization of intangible assets	6,467	6,053	12,932	12,106
Depreciation	5,024	4,622	10,012	9,248

Total operating expenses	55,308	53,482	111,259	107,219

Income from operations	13,421	11,079	19,524	17,168
Interest expense, including amortization of debt financing costs	(13,771)	(12,899)	(27,491)	(25,141)
Interest income	145	166	261	283

Loss before income taxes	(205)	(1,654)	(7,706)	(7,690)
Income tax expense	(1,086)	(714)	(2,618)	(1,965)

Net loss	$(1,291)	$(2,368)	$(10,324)	$(9,655)

Basic and diluted net loss per share	$(0.05)	$(0.08)	$(0.36)	$(0.34)
Basic and diluted weighted average number of shares outstanding	28,402	28,372	28,397	28,368

(1)	Includes total retransmission consent compensation and retransmission advertising of approximately $4.2 million and $3.2 million for the three months ended June 30, 2007 and 2006, respectively, and $8.1 million and $6.1 million for the six months ended June 30, 2007 and 2006, respectively.

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Nexstar Broadcasting Group Q2 2007 Results, 8/8/07

Nexstar Broadcasting Group, Inc.

Reconciliation Between Actual Consolidated Statements of Operations

and Broadcast Cash Flow and EBITDA (Non-GAAP Measures)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Income from operations	$13,421	$11,079	$19,524	$17,168
Add:
Depreciation	5,024	4,622	10,012	9,248
Amortization of intangible assets	6,467	6,053	12,932	12,106
Amortization of broadcast rights, excluding barter	1,966	1,887	4,228	3,983
Loss (gain) on asset exchange	(1,035)	—	(1,035)	—
Loss (gain) on asset disposal, net	(242)	16	(90)	80
Corporate expenses	3,175	3,752	6,221	6,969

Less:
Payments for broadcast rights	2,007	1,907	4,261	4,209

Broadcast cash flow	$26,769	$25,502	$47,531	$45,345

Less:
Corporate expenses	3,175	3,752	6,221	6,969

EBITDA	$23,594	$21,750	$41,310	$38,376

Nexstar Broadcasting Group, Inc.

Reconciliation Between Actual Consolidated Statements of Operations

and Free Cash Flow (Non-GAAP Measure)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Income from operations	$13,421	$11,079	$19,524	$17,168
Add:
Depreciation	5,024	4,622	10,012	9,248
Amortization of intangible assets	6,467	6,053	12,932	12,106
Amortization of broadcast rights, excluding barter	1,966	1,887	4,228	3,983
Loss (gain) on asset exchange	(1,035)	—	(1,035)	—
Loss (gain) on asset disposal, net	(242)	16	(90)	80
Non-cash stock option expense	471	411	942	825

Less:
Payments for broadcast rights	2,007	1,907	4,261	4,209
Cash interest expense	10,135	9,602	20,473	18,742
Capital expenditures	4,246	5,949	10,104	8,931
Cash income taxes, net of refunds	51	35	51	31

Free Cash Flow	$9,633	$6,575	$11,624	$11,497

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